UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2010

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2010, the Board of Directors of AeroGrow International, Inc. ("AeroGrow" or the “Company”) appointed Jack J. Walker as Chief Executive Officer, in addition to his existing role as Chairman of the Company’s Board of Directors.  The Board of Directors also appointed J. Michael Wolfe as Chief Operating Officer, and John K. Thompson as Senior Vice President of Sales and Marketing on that date.

Mr. Walker replaces Jervis B. Perkins who had been the Company’s President and Chief Executive Officer since March 2008, and who is leaving the Company effective January 15, 2010.  Mr. Perkins’ departure reflects the strategic decision by the Board of Directors to reduce the Company’s reliance on sales to retailers, an area in which Mr. Perkins had specific expertise.  Mr. Perkins will remain a director of the Company.

Mr. Walker, age 75, has been a director of the Company since the February 23, 2006 annual meeting of shareholders, and became Chairman as of July 23, 2008.  He is the Managing Member of Walker Enterprises LLLP, a real estate investment and development company, since 2000.  He is on the Board of Pathogen Systems, Inc and Modern Hotels Limited.  He is an English Solicitor and began his career in 1956 in London, England.  In 1968 he founded English & Continental Property Company, and served as Joint Managing Director of this commercial property development company, which operated in Europe with over 200 staff, until its sale to the Post Office Pension Fund in 1973.  From 1973 he controlled several English listed companies, including Charles Spreckly Industries, Town & Commercial Properties and Associated Development Holdings, with worldwide interests and over 3,500 employees.  Mr. Walker served as a director of supermarket group Megafoods Stores, Inc from 1987 to 1993, and was CFO for part of that time.  Mr. Walker created the Walker Foundation for Charitable Activities in England, and serves as a director of various civic and charitable organizations.

For his service as Chief Executive Officer, Mr. Walker will not receive a salary, but will be eligible to participate in the Company’s group medical plan.  In addition, on January 14, 2010, he was granted 100,000 fully-vested options to purchase common shares of the Company at $0.20 per share, 110% of the closing market price per share on that date.

Mr. Walker has a 67.71% beneficial ownership interest in the Company resulting from his holdings of AeroGrow Series A convertible preferred shares, common shares, and options and warrants to purchase additional Series A convertible preferred and common shares.

Mr. Walker is a co-borrower along with the Company on a loan from First National Bank of Colorado (“FNB”) originally extended on May 19, 2008 (the “FNB Loan”).  During the Company’s fiscal year beginning April 1, 2009, the outstanding loan balance under the FNB Loan has ranged between $700,000 and $1 million, and is currently $700,000.  Mr. Walker has made principal payments to FNB of $200,000 during the current fiscal year.  These principal payments were recorded by the Company (i) as offsets to a $150,000 receivable due from Mr. Walker, and (ii) as a note payable by the Company to Mr. Walker in the principal amount of $50,000 and at an interest rate of 20% p.a.  No payments have been made against this note payable.

Mr. Walker is party to a loan agreement dated May 22, 2008, among the Company and WLoans, LLC, a Colorado limited liability company (“WLLC”), as lender, that provides for a credit facility in an amount up to $1,500,000 at an interest rate of 12% p.a. (the “WLLC Loan”).  Mr. Walker is also the managing member holding a majority stake in WLLC.  The WLLC Loan had an initial maturity date of April 1, 2009.  On May 19, 2009, Mr. Walker, WLLC, and the Company entered into a loan extension agreement effective April 1, 2009, extending the maturity date of the WLLC Loan until June 30, 2009.  The Company paid WLLC $5,000 in consideration for the loan extension.  From April 1, 2009 to June 30, 2009 there was $1,200,000 outstanding under the WLLC Loan.  On June 30, 2009, the $1,200,000 principal outstanding was converted to 1,200 shares of the Company’s Series A Convertible Preferred Stock, and the WLLC Loan was terminated.  Interest payments totaling $55,684 were made by the Company to WLLC during the Company’s current fiscal year.

Mr. Walker extended a $100,000 loan to the Company (the “Walker Bridge Loan”) on August 28, 2009.  The Walker Bridge Loan is unsecured, subordinated to loans made to the Company by FCC, LLC, d/b/a First Capital (“FCC”), and bears interest at 15% per annum.  The Walker Bridge Loan had an initial maturity date of November 16, 2009; however, no principal payments have been made by the Company because FCC has not provided its required consent.  Interest due on the Walker Bridge Loan totaling $5,137 was paid by the Company to Mr. Walker during the Company’s current fiscal year.  The Company also issued 100,000 warrants to purchase common shares of the Company to Mr. Walker as compensation for extending the Walker Bridge Loan.  Each of the warrants has a five-year term and an exercise price of $0.25 per common share.

Mr. Walker is a guarantor under a Loan and Security Agreement between the Company and FCC, dated June 23, 2008 (the “FCC Loan Agreement”), for an $8,000,000 revolving credit facility (the “Revolving Credit Facility”).  FCC and the Company executed a forbearance agreement related to the FCC Loan Agreement (the “Forbearance Agreement”) effective as of January 31, 2009.  Simultaneously with the execution of the Forbearance Agreement, Mr. Walker provided a $1 million guarantee against certain liabilities under the FCC Loan Agreement.  As compensation for providing the guarantee, the Company issued to Mr. Walker 50,000 warrants to purchase common stock of the Company at a purchase price of $1.00 per share.  As of July 1, 2009, FCC, AeroGrow, and Mr. Walker, as guarantor, executed an amendment to the FCC Loan Agreement (the “Third FCC Amendment”).  The Company paid Mr. Walker a $25,000 fee as compensation for providing the $1 million guarantee against certain liabilities associated with the Third FCC Amendment.  The maximum amount outstanding under the Revolving Credit Facility during the fiscal year was $5,742,266, and $2,408,009 was outstanding as of January 13, 2010.

Mr. Walker is also a guarantor to a $180,000 loan made by Grad-Wurn LLC to the Company on November 1, 2009 (the “Grad-Wurn Loan”).  The Grad-Wurn Loan is unsecured, subordinated to loans made to the Company by FCC, and bears interest at 20% per annum.  No payments have been made on the Grad-Wurn Loan since its origination.

Mr. Wolfe, age 51, has been AeroGrow’s Vice President of Operations since joining the Company in April 2006, and also General Manager of AeroGrow’s Direct Response division since August 2008.  Prior to joining AeroGrow, Mr. Wolfe was an independent consultant from 2004 to 2006.  He served as President of Concepts Direct, Inc. from 1992 to 2004, where he oversaw the development, launch and operations of seven catalogs including the highly successful Colorful Images, Snoopy, Etc. and Linda Anderson brands.

Mr. Wolfe has an 11.74% beneficial ownership interest in the Company resulting from his holdings of AeroGrow Series A convertible preferred shares, and options and warrants to purchase Series A convertible preferred shares and common shares.

On September 1, 2009, Mr. Wolfe extended a $25,000 loan to the Company (the “First Wolfe Bridge Loan”).  The First Wolfe Bridge Loan is unsecured, subordinated to loans made to the Company by FCC, and bears interest at 15% per annum.  The First Wolfe Bridge Loan had an initial maturity date of November 16, 2009; however, no principal payments have been made by the Company because FCC has not provided its required consent.  Interest due on the First Wolfe Bridge Loan totaling $1,243 was paid by the Company to Mr. Wolfe during the Company’s current fiscal year.  The Company also issued 25,000 warrants to purchase common shares of the Company to Mr. Wolfe as compensation for extending the First Wolfe Bridge Loan.  Each of the warrants has a five-year term and an exercise price of $0.25 per common share.

On November 5, 2009, Mr. Wolfe extended a $50,000 loan to the Company (the “Second Wolfe Bridge Loan”).  The Second Wolfe Bridge Loan is unsecured, subordinated to loans made to the Company by FCC, and bears interest at 20% per annum.  The Second Wolfe Bridge Loan has an initial maturity date of February 1, 2010.  The Company issued 50,000 warrants to purchase common shares of the Company to Mr. Wolfe as compensation for extending the Second Wolfe Bridge Loan.  Each of the warrants has a five-year term and an exercise price of $0.25 per common share.  No payments have been made on the Second Wolfe Bridge Loan since its origination.

Mr. Thompson, age 48, joined AeroGrow in 2002 and has served in a variety of senior management positions at the Company, including his most recent position as Vice President of Marketing, which he assumed in October 2009.  Mr. Thompson also served as the Company’s International Division General Manager and Vice President of Investor Relations, and was instrumental in the research activities leading up to the development and launch of the Company’s AeroGarden product line.  Prior to joining AeroGrow, Mr. Thompson was Director of Marketing for Productivity Point International, a direct marketing and direct sales company, and Sales and Marketing Manager for CareerTrack, a direct marketing company that sold personal and professional growth products to the consumer and commercial markets.

On January 14, 2010, AeroGrow eliminated the Vice President of Sales position, reflecting the Company’s strategic decision to reduce its reliance on sales to retailers.  As a result, Jeffrey M. Brainard, who was AeroGrow’s Vice President of Sales since March 2006, and a Named Executive Officer, is leaving the Company, effective January 15, 2010.

A copy of the press release relating to Mr. Walker’s appointment as Chief Executive Officer, Mr. Wolfe’s appointment as Chief Operating Officer, Mr. Thompson’s appointment as Senior Vice President of Sales and Marketing, and the departures of Mr. Perkins and Mr. Brainard is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by AeroGrow International, Inc. dated January 15, 2010

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

Dated: January 15, 2010	By:	/s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by AeroGrow International, Inc. dated January 15, 2010